 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2016 (February 23, 2016)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Ascent Solar Technologies, Inc. (the “Company”) has been notified by The NASDAQ Stock Market LLC ("NASDAQ") that its pending appeal before the NASDAQ Listing Qualifications Hearing Panel had been denied, and that trading in the Company's common stock will be suspended on NASDAQ effective with the open of business on Thursday February 25, 2016.

The Company has been approved for trading on the OTCQB® Venture Market, operated by OTC Markets Group Inc., and expects its common stock to begin trading on OTCQB effective February 25, 2016 under its current trading symbol "ASTI."

This transition to the OTCQB market does not affect the Company's business operations. The Company will continue to file periodic and certain other reports with the Securities and Exchange Commission under applicable federal securities laws.

The Company currently meets the requirements of the OTCQB market. The implementation of a reverse stock split is not required for the trading of the Company’s common stock to transition to OTCQB.

As previously disclosed, the Company received a notice from NASDAQ in June 2016 notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(b)(2), which requires the Company to maintain a minimum “Market Value of Listed Securities” of $35 million for continued listing on the NASDAQ Capital Market. Such notice also noted that the Company did not meet the alternative requirements under Listing Rules 5550(b)(1) (requiring $2.5 million of stockholders equity) or 5550(b)(3) (requiring annual net income from continuing operations of $500,000).

As previously disclosed, the Company received a separate notice from NASDAQ in June 2016 notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(a)(2), which requires the Company to maintain a minimum closing bid price for the Company’s common stock of $1.00 per share for continued listing on the NASDAQ Capital Market.

Pursuant to the NASDAQ Marketplace Rules, the Company was provided an initial compliance period of 180 calendar days, or until mid-December 2015, to regain compliance with the foregoing requirements. The Company did not regain compliance with these requirements by mid-December 2015, and the Company requested a hearing before the NASDAQ Listing Qualifications Hearings Panel. The hearing was held on February 11, 2016.

At the hearing, the Company presented a plan to regain compliance with all listing rules and requested that the Panel allow the Company additional time within which to regain compliance. The Company’s request was denied by the Panel on February 23, 2016.

Item 7.01 Regulation FD Disclosure.

On February 23, 2016, the Company issued a press release relating to this development. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release titled “Ascent Solar Common Stock to Transition from NASDAQ to OTCQB Venture Market” dated February 23, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

February 23, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer